FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces Third Quarter Results
Strategic investments in acquisitions and restructuring programs drive 6 percent growth in revenue and 26 percent growth in earnings

PITTSBURGH, October 19, 2017 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2017.

Quarterly Highlights

•	Revenue was $296 million, increasing 6 percent from a year ago on a reported basis and 5 percent on a constant currency basis.

•	GAAP earnings from continuing operations increased 26 percent to $32 million, or $0.83 per diluted share, from $25 million, or $0.67 per diluted share in the same period a year ago.

•	Adjusted earnings increased 29 percent to $35 million, or $0.92 per diluted share, from $27 million, or $0.72 per diluted share a year ago.

•
The recent acquisition of firefighter turnout gear manufacturer Globe was accretive to GAAP earnings by $0.05 per share, or $0.07 per share excluding transaction costs and purchase accounting amortization.

•
Cash flow from operating activities was $43 million, compared to $19 million in the same period a year ago. In the quarter, the company deployed $215 million to complete the Globe acquisition, paid $13 million of dividends to shareholders, and repurchased $12 million of common stock.

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Comments from Management
"Our third quarter results reflect our investments in strategic acquisitions and transformational restructuring programs that have streamlined our cost structure and driven earnings growth," said William M. Lambert, MSA Chairman and CEO. "We were able to generate non-GAAP earnings of $0.07 per share from our recent acquisition of Globe, and we have already exceeded our full-year cost savings target from previously announced restructuring activities."

Mr. Lambert explained that restructuring programs executed earlier this year have driven a $6 million reduction in reported selling, general and administrative expenses, or $11 million of cost savings in organic constant currency terms. "While we are highly focused on managing our cost structure, we are committed to strategically deploying capital for investments that drive profitable growth,” Mr. Lambert said. He noted that the acquisition of Globe, cost reduction programs and the lower tax rate drove a 26 percent increase in earnings in the quarter on the 6 percent increase in revenue.

“Our incoming order book continues to show strength in industrial products, and we've recently seen an improvement in demand from the fire service. Our industry leading safety solutions and inorganic investments further our ability to capture share in our key end markets," Mr. Lambert said. "Overall, we are carrying a healthy backlog heading into the fourth quarter. This pipeline of business - combined with the solid returns we are seeing from strategic investments - positions us well to continue enhancing shareholder value in the final months of 2017 and beyond," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net sales	$296,129	$278,233	$850,669	$853,499
Cost of products sold	163,630	149,471	464,842	468,177
Gross profit	132,499	128,762	385,827	385,322

Selling, general and administrative	72,409	72,945	222,334	227,856
Research and development	12,351	13,116	35,282	34,623
Restructuring charges	3,214	1,889	16,920	3,697
Currency exchange losses, net	562	790	3,994	2,498
Other operating expense (a)	3,346	—	32,956	—
Operating income	40,617	40,022	74,341	116,648

Interest expense	3,961	4,412	10,566	12,515
Other income, net	(981)	(2,041)	(2,061)	(3,704)
Total other expense, net	2,980	2,371	8,505	8,811

Income from continuing operations before income taxes	37,637	37,651	65,836	107,837
Provision for income taxes	5,411	11,329	6,306	38,866
Income from continuing operations	32,226	26,322	59,530	68,971
(Loss) income from discontinued operations	—	(1,300)	—	55
Net income	32,226	25,022	59,530	69,026
Net income attributable to noncontrolling interests	(160)	(836)	(519)	(2,006)
Net income attributable to MSA Safety Incorporated	32,066	24,186	59,011	67,020

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	32,066	25,486	59,011	67,475
Loss from discontinued operations	—	(1,300)	—	(455)
Net income	32,066	24,186	59,011	67,020

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.84	$0.68	$1.55	$1.80
Loss from discontinued operations	$—	$(0.04)	$—	$(0.01)
Net income	$0.84	$0.64	$1.55	$1.79

Diluted
Income from continuing operations	$0.83	$0.67	$1.52	$1.77
Loss from discontinued operations	$—	$(0.04)	$—	$(0.01)
Net income	$0.83	$0.63	$1.52	$1.76

Basic shares outstanding	38,074	37,487	37,970	37,407
Diluted shares outstanding	38,702	38,112	38,692	37,908
(a) Year to date amount primarily represents a charge related to product liability settlements reached in August 2017 and estimated indemnity for all other asserted cumulative trauma product liability claims. We are now largely self-insured for cumulative trauma claims.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$112,185	$113,759
Trade receivables, net	226,780	209,514
Inventories	160,280	103,066
Notes receivable, insurance companies	19,295	4,180
Other current assets	57,999	42,287
Total current assets	576,539	472,806

Property, net	152,475	148,678
Prepaid pension cost	58,954	62,916
Goodwill	417,949	333,276
Notes receivable, insurance companies, noncurrent	59,151	63,147
Insurance receivable, noncurrent	98,219	157,929
Other noncurrent assets	231,930	115,168
Total assets	$1,595,217	$1,353,920

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$26,667	$26,666
Accounts payable	65,589	62,734
Other current liabilities	180,832	132,010
Total current liabilities	273,088	221,410

Long-term debt, net	445,717	363,836
Pensions and other employee benefits	172,851	157,927
Deferred tax liabilities	37,347	34,044
Other noncurrent liabilities	45,007	15,491
Total shareholders' equity	621,207	561,212
Total liabilities and shareholders' equity	$1,595,217	$1,353,920

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$32,226	$25,022	$59,530	$69,026
Depreciation and amortization	9,929	8,919	27,665	26,651
Change in working capital and other operating	809	(15,026)	102,051	(64,240)
Cash flow from operating activities	42,964	18,915	189,246	31,437

Capital expenditures	(5,603)	(5,551)	(11,730)	(16,146)
Acquisition, net of cash acquired	(213,990)	(18,261)	(213,990)	(18,261)
Property disposals and other investing	52	967	729	17,932
Cash flow used in investing activities	(219,541)	(22,845)	(224,991)	(16,475)

Change in debt	200,540	19,459	75,900	16,083
Cash dividends paid	(13,376)	(12,391)	(39,200)	(36,675)
Company stock purchases under repurchase program	(11,781)	—	(11,781)	—
Other financing	(263)	1,177	7,681	4,338
Cash flow from (used in) financing activities	175,120	8,245	32,600	(16,254)

Effect of exchange rate changes on cash and cash equivalents	(1,719)	(1,431)	1,571	1,400

(Decrease) increase in cash and cash equivalents	(3,176)	2,884	(1,574)	108

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three months ended September 30, 2017
Sales to external customers	$186,898	$109,231	—	$296,129
Operating income				40,617
Operating margin %				13.7%
Restructuring charges				3,214
Currency exchange losses, net				562
Other operating expense				3,346
Adjusted operating income (loss)	47,256	9,077	(8,594)	$47,739
Adjusted operating margin %	25.3%	8.3%		16.1%

Nine Months Ended September 30, 2017
Sales to external customers	$528,426	$322,243	—	$850,669
Operating income				74,341
Operating margin %				8.7%
Restructuring charges				16,920
Currency exchange losses, net				3,994
Other operating expense				32,956
Adjusted operating income (loss)	130,887	26,691	(29,367)	$128,211
Adjusted operating margin %	24.8%	8.3%		15.1%

	Americas	International	Corporate	Consolidated
Three months ended September 30, 2016
Sales to external customers	$165,359	$112,874	—	$278,233
Operating income				40,022
Operating margin %				14.4%
Restructuring charges				1,889
Currency exchange losses, net				790
Other operating expense				—
Adjusted operating income (loss)	41,458	10,511	(9,268)	$42,701
Adjusted operating margin %	25.1%	9.3%		15.3%

Nine Months Ended September 30, 2016
Sales to external customers	$510,324	$343,175	—	$853,499
Operating income				116,648
Operating margin %				13.7%
Restructuring charges				3,697
Currency exchange losses, net				2,498
Other operating expense				—
Adjusted operating income (loss)	117,475	31,659	(26,291)	$122,843
Adjusted operating margin %	23.0%	9.2%		14.4%

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The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring, currency exchange gains (losses) and other operating expense. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Consolidated

	Three Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	187%	9%	1%	1%	2%	12%	(17)%	6%
Plus: Currency translation effects	(1)%	—%	(1)%	(1)%	(1)%	—%	(2)%	(2)%	(1)%
Constant currency sales change	—%	187%	8%	—%	—%	2%	10%	(19)%	5%
Less: Acquisitions	—%	181%	—%	—%	2%	—%	9%	—%	8%
Organic constant currency change	—%	6%	8%	—%	(2)%	2%	1%	(19)%	(3)%

	Nine Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(8)%	52%	14%	1%	1%	—%	2%	(13)%	—%
Plus: Currency translation effects	—%	1%	(1)%	—%	—%	3%	1%	(1)%	—%
Constant currency sales change	(8)%	53%	13%	1%	1%	3%	3%	(14)%	—%
Less: Acquisitions	—%	51%	—%	—%	2%	—%	4%	—%	3%
Organic constant currency change	(8)%	2%	13%	1%	(1)%	3%	(1)%	(14)%	(3)%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	437%	5%	—%	(2)%	26%	18%	(12)%	13%
Plus: Currency translation effects	—%	(1)%	(1)%	—%	—%	(1)%	(1)%	(1)%	—%
Constant currency sales change	1%	436%	4%	—%	(2)%	25%	17%	(13)%	13%
Less: Acquisitions	—%	421%	—%	—%	—%	—%	14%	—%	12%
Organic constant currency change	1%	15%	4%	—%	(2)%	25%	3%	(13)%	1%

	Nine Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel(b)	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(9)%	117%	12%	7%	(4)%	23%	6%	(8)%	4%
Plus: Currency translation effects	—%	—%	(1)%	—%	1%	—%	(1)%	(1)%	(1)%
Constant currency sales change	(9)%	117%	11%	7%	(3)%	23%	5%	(9)%	3%
Less: Acquisitions	—%	116%	—%	—%	—%	—%	4%	—%	4%
Organic constant currency change	(9)%	1%	11%	7%	(3)%	23%	1%	(9)%	(1)%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	2%	3%	31%	2%	5%	(17)%	2%	(22)%	(3)%
Plus: Currency translation effects	(5)%	(3)%	(5)%	(3)%	(3)%	—%	(3)%	(4)%	(4)%
Constant currency sales change	(3)%	—%	26%	(1)%	2%	(17)%	(1)%	(26)%	(7)%
Less: Acquisitions	—%	—%	—%	—%	4%	—%	1%	—%	—%
Organic constant currency change	(3)%	—%	26%	(1)%	(2)%	(17)%	(2)%	(26)%	(7)%

	Nine Months Ended September 30, 2017
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(7)%	3%	23%	(9)%	6%	(19)%	(3)%	(19)%	(6)%
Plus: Currency translation effects	(1)%	1%	—%	(1)%	—%	6%	1%	—%	—%
Constant currency sales change	(8)%	4%	23%	(10)%	6%	(13)%	(2)%	(19)%	(6)%
Less: Acquisitions	—%	—%	—%	—%	4%	—%	1%	—%	1%
Organic constant currency change	(8)%	4%	23%	(10)%	2%	(13)%	(3)%	(19)%	(7)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results. There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended September 30, 2017
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(b)	187%	436%	—%
Industrial Head Protection	8%	4%	26%
Fall Protection	2%	25%	(17)%
Fixed Gas and Flame Detection	—%	(2)%	2%
Portable Gas Detection	—%	—%	(1)%
Breathing Apparatus	—%	1%	(3)%
Core Sales	10%	17%	(1)%
Core sales excluding acquisitions	1%	3%	(2)%

Non-Core Sales	(19)%	(13)%	(26)%

Net Sales	5%	13%	(7)%
Net sales excluding acquisitions	(3)%	1%	(7)%

	Nine Months Ended September 30, 2017
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel(b)	53%	117%	4%
Industrial Head Protection	13%	11%	23%
Fall Protection	3%	23%	(13)%
Fixed Gas and Flame Detection	1%	(3)%	6%
Portable Gas Detection	1%	7%	(10)%
Breathing Apparatus	(8)%	(9)%	(8)%
Core Sales	3%	5%	(2)%
Core sales excluding acquisitions	(1)%	1%	(3)%

Non-Core Sales	(14)%	(9)%	(19)%

Net Sales	—%	3%	(6)%
Net sales excluding acquisitions	(3)%	(1)%	(7)%

(b) Firefighter helmets and protective apparel includes the impact of the Globe acquisition, completed on July 31, 2017.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Organic constant currency SG&A expense (Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

GAAP reported SG&A expense	$72,409	$72,945	(1)%	$222,334	$227,856	(2)%
Plus: currency translation effects		1,140			(55)
Constant currency SG&A expense	72,409	74,085	(2)%	222,334	227,801	(2)%
Less: Acquisitions and strategic transaction costs	2,801	310		6,826	821
Organic constant currency SG&A expense	69,608	73,775	(6)%	215,508	226,980	(5)%

Management believes that organic constant currency SG&A expense is a useful metric for investors to measure the effectiveness of the company's cost reduction programs. Constant currency SG&A expense highlights spending patterns excluding fluctuating foreign currencies. Organic constant currency SG&A expense highlights the impact of acquisitions and strategic transaction costs. These metrics provide investors with a greater level of clarity into spending levels on a year-over-year basis. There can be no assurances that MSA's definition of organic constant currency SG&A expense is consistent with that of other companies. As such, management believes that it is appropriate to consider SG&A expense determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change

Income from continuing operations attributable to MSA Safety Inc.	$32,066	$25,486	26%	$59,011	$67,475	(13)%
Tax (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	(98)	—		(6,910)	—
Tax (benefits) charges associated with European reorganization	(2,474)	—		(2,474)	3,600
Subtotal	29,494	25,486	16%	49,627	71,075	(30)%

Self-insured legal settlements and defense costs(a)	3,359	20		33,044	315
Restructuring charges	3,214	1,889		16,920	3,697
Currency exchange losses, net	562	790		3,994	2,498
Strategic transaction costs	386	310		3,365	821
Asset related losses (gains), net	17	(256)		186	(815)
Income tax expense on adjustments	(1,598)	(829)		(16,367)	(2,123)
Adjusted earnings	35,434	27,410	29%	90,769	75,468	20%

Adjusted earnings per diluted share	$0.92	$0.72	28%	$2.35	$1.99	18%

(a) Year to date amount primarily represents a charge related to product liability settlements reached in August 2017 and estimated indemnity for all other asserted cumulative trauma product liability claims. We are now largely self-insured for cumulative trauma claims.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Globe earnings per diluted share excluding transaction costs and purchase accounting amortization (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30, 2017
	Reconciliation of Earnings	Reconciliation of Earnings Per Diluted Share

Globe GAAP earnings	$2,072	$0.05
Transaction costs	496	$0.01
Purchase accounting amortization	684	$0.02
Income tax expense on adjustments	(413)	$(0.01)
Globe earnings excluding transaction costs and purchase accounting amortization	$2,839	$0.07

Management believes that Globe earnings per diluted share excluding transaction costs and purchase accounting amortization is a useful measure for investors, as management uses this measure to assess the profitability of MSA's recent acquisition of firefighter turnout gear manufacturer Globe. There can be no assurances that MSA's metrics are consistent with that of other companies. As such, management believes that it is appropriate to consider both Globe net income determined on a GAAP basis as well as Globe earnings per diluted share excluding transaction costs and purchase accounting amortization.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2016 revenues of $1.15 billion, MSA employs approximately 4,600 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 28, 2017. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency growth, organic constant currency SG&A expense, adjusted operating income, adjusted operating margin, adjusted earnings, adjusted earnings per diluted share and Globe earnings per diluted share excluding transaction costs and purchase accounting amortization. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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